EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Incentive Plan and the 2000 Employee Stock Purchase Plan of Active Power, Inc. of our report dated January 16, 2004, with respect to the financial statements of Active Power, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Austin, Texas

April 28, 2004